EXHIBIT 99
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Contact:    Eileen M. Sanaghan--Chicago 312 228 2774




           THE CARLYLE GROUP AND LASALLE HOTEL PROPERTIES ACQUIRE
                          CHICAGO MARRIOTT DOWNTOWN



      WASHINGTON, D.C., JANUARY 25, 2000 -- The Carlyle Group and LaSalle Hotel Properties (NYSE: LHO) today announced the acquisition of the 1,176-room Chicago Marriott Downtown in Chicago. Marriott International, Inc. will continue to manage and operate the property.

      The Chicago Marriott Downtown is a full-service, upscale convention hotel located on North Michigan Avenue, in the heart of downtown Chicago's world-famous "Magnificent Mile." The property has over 60,000 square feet of meeting space, five food and beverage outlets, a health club and sports center, a business center and a gift shop.

      A $40 million renovation was completed at the property in May 1999 and included a complete hard and soft goods guestroom renovation, guest bath improvements, lobby redesign, and public area and meeting room renovation. Additionally, the hotel's North Michigan Avenue facade was completely re-faced and new entryways were installed on Michigan Avenue and Rush Street.

      "We were able to acquire a great hotel well below its replacement cost in one of the best locations in the city of Chicago. We believe strongly in the long-term prospects of Chicago as we have acquired over $500 million of real estate in the city over the past 12 months," stated Rob Stuckey, Managing Director of The Carlyle Group. "LaSalle Hotel Properties has a proven track record in successful hotel investments and our partnership with them furthers our confidence in this acquisition."

      Located at the intersection of North Michigan Avenue and Ohio Street with Chicago's preeminent business, residential, entertainment and retail addresses directly outside its door, the Chicago Marriott Downtown has superb visibility and allows guests convenient access to a variety of attractions. A world-renowned shopping destination, the "Magnificent Mile" is home to such retailers as Neiman Marcus, Saks Fifth Avenue, Marshall Fields, and Niketown.











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THE CARLYLE GROUP AND LASALLE HOTEL PROPERTIES
ACQUIRE CHICAGO MARRIOTT DOWNTOWN




      "The Chicago Marriott Downtown is an extraordinary asset to add to our diversified portfolio of upscale and luxury hotels. The newly-renovated convention hotel will reap the benefits of the completed North Bridge development project. We envision this area becoming the Times Square of Chicago," highlighted Jon Bortz, President and Chief Executive Officer of LaSalle Hotel Properties. "Additionally, we are excited about renewing our long-term and successful relationship with The Carlyle Group, a well respected and distinguished global investment firm."

      The Chicago Marriott Downtown is the cornerstone of the multi-million dollar North Bridge project being developed by The John Buck Company and Morgan Stanley Dean Witter. The mixed-use development project encompasses eight city blocks surrounding the hotel. When completed in 2000, the development will include approximately 900,000 square feet of Class A retail and entertainment space, featuring upscale retailers such as Nordstrom, Gucci, Disney Quest, ESPN Zone and Virgin Records, 800,000 square feet of office space, 457 luxury apartment units, and 2,500 movie theater seats.

      According to Smith Travel Research, Chicago's hotel market achieved RevPAR growth of 7.1 percent in 1998, surpassed only by San Diego, New York, Los Angeles and San Francisco. With the recent expansion of McCormick Place, the nation's largest convention center, tourism and conventions in the city are expected to continue to increase over the next several years.

      "Clearly, Chicago is a major metropolitan market where we want to invest. This acquisition supports our strategy of acquiring upscale and luxury urban, resort, and convention hotels in high barrier to entry markets," added Mr. Bortz.

      The North Bridge project has already transformed the neighborhood. The newly added first-class retailing and urban entertainment has significantly increased pedestrian traffic to North Bridge, which enhances The Chicago Marriott's appeal to group and corporate clientele and weekend leisure travelers. Moreover, due to the recently completed renovation, the hotel will be a choice location for Chicago convention attendees, who are expected to attend conventions in record numbers during 2000.

      The Chicago Marriott Downtown represents the first joint venture between The Carlyle Group and LaSalle Hotel Properties. Prior to LaSalle Hotel Properties' initial public offering in April 1998, The Carlyle Group and Jones Lang LaSalle, the advisor of LaSalle Hotel Properties, completed numerous successful joint venture investments including the 891-room Orlando Peabody, a luxury convention hotel adjacent to the Orlando Convention Center.











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THE CARLYLE GROUP AND LASALLE HOTEL PROPERTIES
ACQUIRE CHICAGO MARRIOTT DOWNTOWN




      "We entered into a joint venture with The Carlyle Group because of our shared commitment to acquiring high quality assets and our commitment to creating value for our investors. We were able to acquire this unique asset at an attractive price by utilizing the extensive hotel experience and resources of LaSalle Hotel Properties combined with the investment and hotel expertise of The Carlyle Group, a well respected investment firm," continued Jon Bortz.

      The acquisition builds on LaSalle Hotel Properties' relationship with Marriott International, Inc., one of the world's leading hotel operating companies. The Chicago Marriott Downtown is the fourth hotel owned by LaSalle Hotel Properties that is managed by Marriott International, Inc. Marriott International, Inc.'s management experience, extensive distribution system and large customer following should enable the Chicago Marriott Downtown to continue its strong current performance.

      The upscale convention hotel is LaSalle Hotel Properties' fourth hotel acquisition since going public in April 1998. Other acquired hotels include the San Diego Paradise Point Resort, a 462-room upscale resort in San Diego, the Harborside Hyatt, a 270-room luxury urban hotel in Boston, and the Hotel Viking, a 192-room upscale resort in Newport, Rhode Island.

      The Carlyle Group is a private global investment firm based in Washington, D.C. Founded in May 1987, Carlyle originates, structures and acts as lead equity investor in real estate transactions, corporate management-led buyouts and equity private placements. In addition to directing the acquisition of over $3.66 billion of real estate assets throughout the United States, Carlyle has sponsored more than $12 billion of mergers, acquisitions and other corporate investments. The firm currently has $721 million of equity capital under management dedicated to real estate investment opportunities, and more than $4.8 billion of equity capital under management by separate teams dedicated to management-led buyouts and strategic minority investments, venture capital, high yield, and Asian and European investment opportunities.

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns or has interests in 14 upscale and luxury full-service hotels, totaling approximately 5,500 guest rooms in 14 markets in eleven states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located primarily in major business and urban, resort and convention markets. The company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Durbin Companies, Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.











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THE CARLYLE GROUP AND LASALLE HOTEL PROPERTIES
ACQUIRE CHICAGO MARRIOTT DOWNTOWN




      LaSalle Hotel Properties serves as the exclusive vehicle for Jones Lang LaSalle's hotel investment activities in the United States. Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm with more than $20.8 billion of assets under management and operating across more than 100 key markets in approximately 35 countries on five continents.


      Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of LaSalle Hotel Properties to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere LaSalle Hotel Properties' annual report on Form 10-K for the year ended December 31, 1998, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in LaSalle Hotel Properties' quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, under "Certain Relationships and Related Transactions" and elsewhere in LaSalle Hotel Properties' proxy statement with respect to the annual meeting of shareholders held on May 19, 1999, under "Risk Factors" and elsewhere LaSalle Hotel Properties' Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. LaSalle Hotel Properties expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in LaSalle Hotel Properties' expectations or results, or any change in events.


ADDITIONAL CONTACTS:
-------------------

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties --
      202/222-2600

Raymond Martz, Director of Finance/Investor Relations,
      LaSalle Hotel Properties -- 202/222-2600

website:  www.lasallehotels.com








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